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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Olympic Cascade Financial Corporation, relating to 500,000 shares of common stock issuable under the Company's 2000 Stock Option Plan, of our report dated November 14, 1997, appearing in the Annual Report on Form 10-K of Olympic Cascade Financial Corporation for the year ended September 24, 1999.


                                                    /s/ Moss Adams LLP
                                                    Moss Adams LLP
                                                    Certified Public Accountants

May 31, 2000
New York, New York




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